UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2018

APACHE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-4300	41-0747868
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 296-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Apache held on May 24, 2018, there were 382,146,293 shares of Apache common stock, par value $0.625 per share, eligible to vote, of which 351,283,163 shares, or 91.92 percent, were voted.

The matters voted upon, the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to such matters, were as stated below:

•	The following nominees for directors were elected to serve one-year terms expiring at the 2019 annual meeting of stockholders, by the majority of shares voted, excluding abstentions:

Nominee	For	Against	Abstentions	Broker Non-Votes
Annell R. Bay	314,653,952	2,264,636	474,966	33,889,609
John J. Christmann IV	315,839,121	1,037,286	517,574	33,889,182
Chansoo Joung	315,624,370	1,239,937	529,673	33,889,182
Rene R. Joyce	314,424,579	2,438,346	530,629	33,889,609
George D. Lawrence	313,548,074	3,360,678	485,229	33,889,182
John E. Lowe	314,353,046	2,492,012	548,922	33,889,182
William C. Montgomery	313,957,940	2,868,676	567,365	33,889,182
Amy H. Nelson	315,774,498	1,128,643	490,412	33,889,609
Daniel W. Rabun	314,729,652	2,119,035	545,294	33,889,182
Peter A. Ragauss	315,889,796	992,907	511,278	33,889,182

•	The appointment of Ernst & Young LLP as Apache’s independent auditors for fiscal year 2018 was ratified by the majority of shares voted, including abstentions:

For	Against	Abstentions	Broker Non-Votes
346,266,461	4,497,083	517,218	2,401

•	In a non-binding advisory vote to approve the compensation of Apache’s named executive officers as disclosed in Apache’s 2018 proxy statement (commonly known as “say on pay”), the compensation of Apache’s named executive officers was approved by the majority of shares voted, including abstentions:

For	Against	Abstentions	Broker Non-Votes
249,323,047	67,059,506	1,011,428	33,889,182

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APACHE CORPORATION

Date: May 31, 2018	/s/ Rajesh Sharma
Name: Rajesh Sharma
Title: Corporate Secretary